                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of PXRE Corporation of our reports dated February 15, 1996, appearing on pages F-1 and F-22 of the Annual Report on Form 10-K of PXRE Corporation for the year ended December 31, 1995. We also consent to the reference to us under the caption "Experts" in the Prospectus, which is part of such Registration Statement.

PRICE WATERHOUSE LLP

New York, New York
January 3, 1997